UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2026

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2026, Beasley Broadcast Group, Inc. (the “Company”), on behalf of itself and its direct and indirect subsidiaries, including Beasley Mezzanine Holdings, LLC (the “Issuer”), entered into a Transaction Support Agreement (the “TSA”) with holders of Existing Notes (as defined below) (the “Supporting Holders”) that, as of such date, beneficially owned approximately (a) 98.7% of the aggregate outstanding principal amount of the 11.000% Senior Secured First Lien Notes due 2028 (the “Existing First Lien Notes”) and (b) 76.5% of the aggregate outstanding principal amount of the 9.200% Senior Secured Second Lien Notes due 2028 (the “Existing Second Lien Notes,” and, together with the Existing First Lien Notes, the “Existing Notes”). The TSA relates to certain refinancing transactions (the “Transactions”) among the Company, the Issuer, certain of the Company’s direct and indirect subsidiaries and the Supporting Holders, to be undertaken by the following: (i) an exchange (the “Exchange Offer”) of all of the Existing Second Lien Notes for newly issued 10.000% Senior Secured Second Lien PIK Notes due 2027 (the “2027 PIK Notes”) at an exchange ratio of 50.0% of the aggregate principal amount (or $500 per $1,000 of principal amount) of the Existing Second Lien Notes tendered for exchange, (ii) an offer to purchase (the “Tender Offer” and, together with the Exchange Offer, the “Offers”) up to $15,899,000 of the Existing First Lien Notes at a price equal to 100% of the par value thereof, and (iii) related consent solicitations (the “Consent Solicitations”) to proposed amendments to the existing indentures governing the Existing Notes (the “Existing Indentures”) to, among other things, (x) adopt certain proposed amendments to the Existing Indentures and (y) release all of the collateral securing the Existing Second Lien Notes. The Transactions will be consummated on the terms set forth in an offering memorandum and solicitation statement provided to holders of the Existing Notes.

Pursuant to the TSA, the Supporting Holders have agreed to, among other things, (i) tender all of their Existing Notes in the Offers and (ii) provide their related consents under the Consent Solicitation. The Supporting Holders’ obligations under the TSA are conditioned upon holders holding 100% of the aggregate principal amount of the Existing Second Lien Notes tendering their Existing Second Lien Notes pursuant to the Exchange Offer and providing their consents to the Consent Solicitations (the “TSA Minimum Participation Condition”), as well as certain other customary conditions. The Initial Supporting Holders may waive the TSA Minimum Participation Condition in their sole and absolute discretion.

The TSA includes representations, warranties, covenants and closing conditions customary for agreements of this type. Pursuant to the terms of the TSA, at the closing of the Offers, the Company will appoint an independent director selected by the Initial Supporting Holders as a member of its board of directors. The TSA also grants the Initial Supporting Holders the right, commencing 270 days after closing of the Offers, to propose three candidates for an additional independent director to be selected and appointed by the Company, and to participate in the formation of a strategic alternatives committee of the board of directors, in each case subject to certain terms and conditions contained in the TSA. In addition, the TSA provides that certain actions, including any insolvency proceeding or bankruptcy filing of the Company, must be authorized by the independent director appointed pursuant to the TSA. The TSA will, among other circumstances, terminate upon the earlier of: (a) mutual written consent of the Company and the Supporting Holders, (b) on the settlement date of the Offers, or (c) on May 15, 2026, if the Transactions have not yet been consummated.

The 2027 PIK Notes will mature on December 31, 2027, subject to a springing maturity condition. Pursuant to the springing maturity condition, if (i) on or before September 30, 2027 the Company and its subsidiaries have not entered into one or more binding agreements for asset sales or debt or equity financings that the Company reasonably determines would yield proceeds, once consummated, that would be sufficient to redeem all of the 2027 PIK Notes and any Existing First Lien Notes outstanding as of September 30, 2027, the remaining Existing First Lien Notes and the 2027 PIK Notes will mature on such date or (ii) an event of default with respect to a breach of the governance covenants set forth in the TSA has occurred, the 2027 PIK Notes will mature on the date such event of default occurred.

The indenture governing the 2027 PIK Notes will include an equity conversion feature. Holders of at least a majority in aggregate principal amount of the 2027 PIK Notes then outstanding may elect to convert all outstanding 2027 PIK Notes into shares of the Company’s Class A Common Stock (the “Class A Common Stock”) and the Company’s Class B Common Stock (the “Class B Common Stock”) on or after December 31, 2027 (or, if the springing maturity condition has occurred, the date on which the springing maturity condition occurs). If such election is made, the holders would receive shares representing, in the aggregate, up to 95% of the issued and outstanding Class A Common Stock and Class B Common Stock, on a fully diluted basis, subject to reduction based on the amount of cash payments made to holders in respect of principal of the 2027 PIK Notes prior to the conversion date. The equity conversion is subject to obtaining prior approval of the Federal Communications Commission (the “FCC”) and compliance with applicable FCC foreign ownership rules.

The foregoing is a summary of the material terms of, and is qualified by, the TSA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Cleansing Information

The Company is also furnishing as Exhibit 99.1 to this Current Report on Form 8-K certain information (the “Cleansing Information”) previously shared with certain holders of Existing Notes of the Company during the course of the discussions leading up to the execution of the TSA.

The Cleansing Information was prepared solely to facilitate a discussion with the parties to the confidentiality agreements and was not prepared with a view toward public disclosure, and the Cleansing Information should not be relied upon to make an investment decision with respect to the Company. The Cleansing Information should not be regarded as an indication that the Company or any third party considers the Cleansing Information to be material non-public information or a reliable prediction of future events, and the Cleansing Information should not be relied upon as such. The Cleansing Information includes certain values for illustrative purposes only, and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party makes any representation to any person regarding the accuracy or completeness of any Cleansing Information or undertakes any obligation to update the Cleansing Information to reflect circumstances existing after the date when the Cleansing Information was prepared or conveyed or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Cleansing Information become or are shown to be incorrect.

The foregoing description of the Cleansing Information is qualified by reference to the complete presentation of the Cleansing Information, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Offers

The closing of the Offers is conditioned on the satisfaction or waiver of certain conditions precedent. The Company may elect to withdraw the Offers at any time. The Offers may not be completed as contemplated or at all. If the Company is unable to complete the Offers or any other alternative transactions, on favorable terms or at all, due to market conditions or otherwise, its financial condition could be materially adversely affected.

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The 2027 PIK Notes to be offered in the Exchange Offer have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto, contain “forward-looking statements” about the Company, which relate to future, not past, events. All statements other than statements of historical fact included or incorporated by reference in this document are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to: risks associated with the exchange of less than 100% of the Existing Notes pursuant to the Offers and the ability of the Initial Supporting Holders to waive the TSA Minimum Participation Condition; risks that the Issuer may not be able to repurchase the 2027 PIK Notes upon a change of control; risks that the transactions contemplated by the TSA may not be consummated as scheduled or at all; risks related to the springing maturity condition of the 2027 PIK Notes; risks related to the potential equity conversion of the 2027 PIK Notes; and risks related to the Company’s obligations to file FCC transfer of control applications under certain circumstances; as well as other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K under Item 1A of Part I and in the Company’s most recent quarterly report on Form 10-Q under Item 1A of Part II and other risk factors identified from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Although the Company believes the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Transaction Support Agreement, dated as of March 20, 2026, among Beasley Broadcast Group, Inc., the Initial Supporting Holders and Caroline Beasley

99.1	Cleansing Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: March 20, 2026	By:	/s/ Chris Ornelas
Chris Ornelas
General Counsel and Secretary